                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                          [AMENDMENT NO..............]

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/x/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                           INSIGHT ENTERPRISES, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)


 ................................................................................
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1) Title of each class of securities to which transaction applies:

       .......................................................................
    2) Aggregate number of securities to which transaction applies:

       .......................................................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       .......................................................................
    4) Proposed maximum aggregate value of transaction:

       .......................................................................
    5) Total fee paid:

       .......................................................................
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    2) Form Schedule or Registration Statement No.:
    3) Filing Party:
    4) Date filed:

                            INSIGHT ENTERPRISES, INC.

                             1912 WEST FOURTH STREET
                              TEMPE, ARIZONA 85281


                  NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS
                                DECEMBER 12, 1996



TO OUR STOCKHOLDERS:

         The 1996 Annual Meeting of Stockholders of Insight Enterprises, Inc., a Delaware corporation (the "Company"), will be held on Thursday, December 12, 1996, at 3:00 p.m. local time, at Tempe Mission Palms, 60 East Fifth Street, Tempe, Arizona 85281, for the following purposes:

         (1) To elect two directors as Class II Directors to serve until the 1999 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

         (2) To approve amendments to the Company's Amended Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value per share, from 10,000,000 to 30,000,000 and of Preferred Stock, $.01 par value per share, from 1,000,000 to 3,000,000 (the "Proposed Amendment"); and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Management is presently aware of no other business to come before the Annual Meeting.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         Each outstanding share of the Company's Common Stock entitles the holder of record at the close of business on October 16, 1996 to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1996 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

         All stockholders are cordially invited to attend the Annual Meeting in person.

                                             By order of the Board of Directors


Tempe, Arizona                               Stanley Laybourne
November ____, 1996                          Secretary, Treasurer
                                             and Chief Financial Officer

                                    IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                            INSIGHT ENTERPRISES, INC.

                             1912 WEST FOURTH STREET
                              TEMPE, ARIZONA 85281


                                 PROXY STATEMENT

                       1996 ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 12, 1996



                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished to the stockholders of record of Insight Enterprises, Inc. (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, December 12, 1996, at 3:00 p.m. local time, at Tempe Mission Palms, 60 East Fifth Street, Tempe, Arizona 85281, and at any and all adjournments thereof. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials were mailed on or about November ____, 1996, to stockholders of record at the close of business on October 16, 1996 (the "Record Date").

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, the proxy should be signed in the name of such corporation by an executive or other authorized officer. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company at 1912 West Fourth Street, Tempe, Arizona 85281 prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements will also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

                          VOTING SECURITIES OUTSTANDING

      Only holders of record of the Company's Common Stock at the close of business on October 16, 1996 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding ______________ shares of the Company's Common Stock. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The presence of a majority of the shares of Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots.

         The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, and entitled to vote thereon is required with respect to the election of directors. The affirmative vote of a majority of the shares issued and outstanding on the Record Date and represented at the meeting, in person or by proxy, and entitled to vote is required to approve the Proposed Amendment. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against the election of directors and the Proposed Amendment. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on a proposal. Accordingly, a broker non-vote will have no effect on the voting for the election of directors, but will have the same effect as a vote cast against the Proposed Amendment.

         All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted in favor of the proposals to be acted upon at the Annual Meeting. The Board of Directors is not aware of any other matter which may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.


                              ELECTION OF DIRECTORS

         The Company's Board of Directors currently consists of five members. The present terms of Larry A. Gunning and Robertson C. Jones, who are Class II incumbent directors, will expire at the Annual Meeting. Messrs. Gunning and Jones have been nominated for re-election as directors of the Company and, unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of Messrs. Gunning and Jones as directors of the Company.

         If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

        INFORMATION CONCERNING DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The names of the Company's directors whose terms continue beyond the Annual Meeting, nominees for directors and executive officers, and certain information about them, are set forth below.

NAME                                            AGE         POSITION
----                                            ---         --------
Eric J. Crown (1)                                34         Chief Executive Officer and Chairman of the Board
                                                            of the Company
Timothy A. Crown (1)                             32         President and Director of the Company
Stanley Laybourne (1)                            47         Chief Financial Officer, Secretary, Treasurer and
                                                            Director of the Company
Larry A. Gunning (2)                             52         Director of the Company
Robertson C. Jones (2)                           52         Director of the Company
Michael A. Gumbert                               37         Chief Operating Officer of Insight Direct ,Inc.
Branson M. Smith                                 40         Chief Operating Officer of Direct Alliance
                                                            Corporation (formerly IA Direct, Inc.)

-----------------------
(1)  Member of Executive Committee of the Board of Directors.
(2)  Member of Audit and Compensation Committees of the Board of Directors.

      Eric J. Crown. Mr. Crown has been the Chief Executive Officer and Chairman of the Board of the Company since 1994, has held various officer and director positions with the predecessor corporations since 1988, and is one of the Company's founders. In 1984, he received a Bachelor of Science degree in Business Computer Information Systems from Arizona State University. From 1983 to 1986, Mr. Crown operated an independent computer and business consulting firm. From 1986 to 1988, Mr. Crown was a partner in Micronet Consulting, a computer consulting and sales company. Eric J. Crown is the brother of Timothy
A. Crown.

      Timothy A. Crown. Mr. Crown has been a director of the Company since 1994. Mr. Crown has been employed by the Company or one of its predecessors since 1988 and has been President since 1989. He received a Bachelor of Science degree in Business and Computer Science from the University of Kansas in 1986. From 1986 until 1987, Mr. Crown was employed by NCR Corporation as an Administrative Analyst. From 1987 to 1988, Mr. Crown was a partner in Micronet Consulting. Timothy A. Crown is the brother of Eric J. Crown.

      Stanley Laybourne. Mr. Laybourne has been a director of the Company since 1994. Mr. Laybourne was an independent consultant to the Company or its predecessors from September 1990 through March 1991 and became the Chief Financial Officer and Treasurer in April 1991. In November 1994, he became Secretary of the Company. Mr. Laybourne received a Bachelor of Science degree in Accounting from The Ohio State University in 1971, with a Masters in Business Administration degree from Arizona State University in 1972. From 1972 to 1985, he was employed by Touche, Ross & Co., a predecessor to Deloitte & Touche, where he was an audit partner from 1983 to 1985. From 1985 to 1989, Mr. Laybourne was President and Chief Executive Officer of The Scottscom Group, a financial services company. From 1989 to 1990, Mr. Laybourne was Executive Vice President of Ovation Broadcasting Company, a company which operated commercial radio broadcast properties. Mr. Laybourne is the Chief Financial Officer of the Fiesta Bowl and a member of the City of Scottsdale Citizen's Bond Review Commission. Mr. Laybourne is a Certified Public Accountant.

      Larry A. Gunning. Mr. Gunning has been a Director of the Company since January 1995. He has been President of Pasco One, Inc. and Pasco Petroleum Corp., petroleum marketing companies, since 1990 and 1988, respectively. Mr. Gunning received a Bachelor of Science degree in Business Management from Arizona State University in 1966. Mr. Gunning is a member of the Arizona State University College of Business Dean's Council of 100 and a director of several nonprofit organizations.

      Robertson C. Jones. Mr. Jones has been a Director of the Company since January 1995. Mr. Jones has been Vice President and General Counsel of Del Webb Corporation, a developer of master-planned residential communities, since January 1992. From March 1990 to November 1991 he was a partner with the law firm of Gaston & Snow, and from January 1985 to February 1990 he was a director and shareholder of Moya, Bailey, Bowers & Jones, P.C., which was a partner of Gaston & Snow. In October 1991, while Mr. Jones was a partner of such firm, Gaston & Snow filed a voluntary petition under Chapter 11 of the Bankruptcy Code. Mr. Jones was never a member of that firm's management or executive committees. All of Mr. Jones' involvement with Gaston & Snow was formally terminated in September 1993. During November and December 1991, Mr. Jones was an attorney with the law firm of Quarles & Brady. Mr. Jones received his Bachelor of Arts degree from Williams College in 1966, his Masters in Business Administration degree from Oklahoma City University in 1969 and his Juris Doctor degree from University of California, Hastings College of Law, in 1977.

      Michael A. Gumbert. Mr. Gumbert was hired on July 1, 1996, as Insight Direct, Inc.'s Chief Operating Officer. From August 1995 to June 1996, Mr. Gumbert was Senior Vice President, General Manager of Tandy Corporation, a consumer electronic retailer. From 1983 through 1990, Mr. Gumbert held various positions within MicroAmerica, Inc., a value added computer distributor. In 1990, MicroAmerica, Inc. was acquired by Merisel, Inc., a distributor of computers, software and peripherals. From 1990 through June 1995, Mr. Gumbert held several positions with Merisel, Inc., including Senior Vice President, Sales and Operation from April 1992 to June 1995. Mr. Gumbert received a Bachelor of Business Administration in Marketing from North Texas State University.

      Branson M. Smith. Mr. Smith has been employed by Insight Direct, Inc. since March 1992 and has served as its Vice President of Distribution and Senior Vice President of Fulfillment Services. In September 1996, Mr. Smith was promoted to Chief Operating Officer of Direct Alliance Corporation (formerly IA Direct, Inc.). From May 1991 to March 1992, Mr. Smith was a principal in Southwest Automation, an industrial operations consulting firm. From December 1987 to May 1991, Mr. Smith was a Division Manager of Shape West, a computer disk manufacturer. Mr. Smith received a Bachelor of Science degree in Business Administration from the University of Arizona. Mr. Smith is a member of the Board of Advisors of the National Catalog Operations Forum.

                    MEETINGS OF THE BOARD AND ITS COMMITTEES

      The Board of Directors held a total of nine meetings during the fiscal year ended June 30, 1996, including taking action by consent in lieu of a meeting five times. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and any committee on which such director served during the period of such service.

      The Board presently has an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee consists of Messrs. Eric J. Crown, Timothy A. Crown and Stanley Laybourne. The Executive Committee is empowered to act on Board matters that arise between meetings of the full Board of Directors.

      The Audit Committee consists of Messrs. Larry A. Gunning and Robertson C. Jones and met two times in fiscal 1996. The Audit Committee meets independently with representatives of the Company's independent auditors and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

      The Compensation Committee currently consists of Messrs. Gunning and Jones and met two times in fiscal 1996. The Compensation Committee reviews salaries and benefit programs designed for senior management, officers and directors and administers the Company's Stock Option Plan with a view to insure that the Company is attracting and retaining highly qualified managers through competitive salary and benefit programs and encouraging extraordinary effort through incentive rewards.

      The Company does not have a nominating committee or a committee performing the functions of a nominating committee. Nominations of persons to be directors are considered by the full Board of Directors.

                             EXECUTIVE COMPENSATION

      The following table sets forth for each of the last three fiscal years the total compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer, (ii) each of the Company's other executive officers who were serving as executive officers at the end of fiscal 1996 and whose salary and bonus aggregated at least $100,000 for services rendered to the Company during fiscal 1996 and (iii) one individual, Mark D. Fife, for whom disclosure would have been required under (ii) above but for the fact that Mr. Fife was not serving as an executive officer of the Company at the end of fiscal 1996 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                                                      LONG TERM
                                                              ANNUAL COMPENSATION                   COMPENSATION
                                                  -----------------------------------------------   ------------
                                                                                                       AWARDS
                                                                                                       ------
                                                                                   OTHER             SECURITIES
                                                                                   ANNUAL            UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR         SALARY             BONUS     COMPENSATION($)(1)     OPTIONS    COMPENSATION(2)
---------------------------           ----         ------             -----     ------------------     -------    ---------------
Eric J. Crown                         1996        $225,000(3)               0              --               0        $  3,043
      Chief Executive Officer         1995        $293,750(3)               0              --               0        $  1,601
                                      1994        $530,000           $227,000              --               0        $  1,505

Timothy A. Crown                      1996        $225,000(3)               0              --               0        $  3,080
      President                       1995        $293,750(3)               0              --               0        $  1,585
                                      1994        $530,000           $227,000              --               0        $  1,481

Stanley Laybourne                     1996        $137,500                  0              --          50,000        $  2,516
      Chief Financial Officer         1995        $125,000                  0              --               0        $  1,294
                                      1994        $125,000           $ 19,201              --               0        $    964

Branson M. Smith                      1996        $127,404(4)        $    500              --          20,000        $  1,414
      Chief Operating Officer         1995        $118,000           $ 18,333              --          20,000        $  1,390
      of Direct Alliance              1994        $105,000           $ 16,126              --               0        $    359
      Corporation

Mark D. Fife                          1996        $118,590                  0              --          20,000        $  1,850
      Senior Vice President of        1995        $103,346           $ 42,000              --          15,000        $  1,223
      Strategic Alliance of           1994        $ 81,538           $  5,687              --               0        $    265
      Insight Direct, Inc.

--------

(1) The cost of certain perquisite and other personal benefits are not included because they did not exceed, in the case of any executive officer, the lesser of $50,000 or 10% of the total of the annual salary and bonus for such executive.

(2) Represents payments for disability insurance premiums and 401(k) contributions made by the Company to the account of the executive officer in the following amounts, respectively: $652 and $2,391 in 1996, $578 and $1,023 in 1995 and $581 and $924 in 1994 for Eric J. Crown; $652 and
      $2,428 in 1996, $578 and $1,007 in 1995 and $581 and $900 in 1994 for
      Timothy A. Crown; $454 and $2,062 in 1996, $395 and $899 in 1995 and $459
      and $505 in 1994 for Mr. Laybourne; $391 and $1,023 in 1996, $333 and
      $1,057 in 1995 and $96 and $263 in 1994 for Mr. Smith; and $367 and $1,483
      in 1996, $310 and $913 in 1995 and $265 and $0 in 1994 for Mr. Fife.

(3) Effective October 1, 1994, the salaries for the Chief Executive Officer and President were each set at $225,000 for the remainder of fiscal 1995 and for each of fiscal years 1996 and 1997. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements" below.

(4) Includes $2,404 of salary that was due at the end of fiscal 1995, but was paid in fiscal 1996.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth certain information regarding stock options granted during the fiscal year ended June 30, 1996 to the Named Executive Officers.



                                                INDIVIDUAL GRANTS
                            ---------------------------------------------------------           POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF   PERCENT OF TOTAL                                          ASSUMED ANNUAL RATES OF
                            SECURITIES       OPTIONS                                              STOCK PRICE APPRECIATION
                            UNDERLYING      GRANTED TO      EXERCISE OR                              FOR OPTION TERM(1)
                             OPTIONS      EMPLOYEES IN      BASE PRICE     EXPIRATION           -----------------------------
         NAME               GRANTED (#)    FISCAL YEAR       ($/SHARE)         DATE                   5%              10%
         ----               -----------    -----------       ---------     ----------              ------           ------
Eric J. Crown                     0             0                 0                 0                   0                 0

Timothy A. Crown                  0             0                 0                 0                   0                 0

Stanley Laybourne            50,000(2)      18.85%           $13.00           1/01/06          $  408,781        $1,035,934

Branson M. Smith             20,000(2)       7.54%           $13.00           1/01/06          $  163,513        $  414,374

Mark D. Fife                 20,000(2)       7.54%           $13.00           1/01/06          $  163,513        $  414,374

----------

(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term (10 years). The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the term of the option at the specified annual rates, and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock.

(2) One-third of the options become exercisable on each of the first three anniversaries of the grant date.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to option exercises of and the number and value of options outstanding at June 30, 1996 held by the Named Executive Officers.


                                                                  NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED                  IN-THE-MONEY
                              SHARES                             OPTIONS AT FY-END (#)                OPTIONS AT FY-END
                           ACQUIRED ON        VALUE            ---------------------------     ----------------------------
NAME                       EXERCISE (#)      REALIZED          EXERCISABLE   UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                       ------------      --------          -----------   -------------     -----------    -------------
Eric J. Crown                     0                 0               0                 0                 0                 0

Timothy A. Crown                  0                 0               0                 0                 0                 0

Stanley Laybourne            24,120        $  389,379          45,647            50,000        $1,028,582        $  512,500

Branson M. Smith                  0                 0          10,000            30,000        $  142,500        $  347,500

Mark D. Fife                  7,500        $   73,750               0            27,500                 0        $  310,625

---------------
(1) Value as of June 30, 1996 is based upon the closing price of $23.25 on that date as reported on the Nasdaq National Market minus the exercise price, multiplied by the number of shares underlying the option.



EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

      Effective October 1, 1994, Eric J. Crown and Timothy A. Crown each entered into an employment agreement with the Company on substantially identical terms. Each employment agreement provides for an annual salary of $225,000 for the remainder of 1995 and throughout fiscal years 1996 and 1997 and further provides that no bonus will be paid either to Eric J. Crown or to Timothy A. Crown with respect to the 1996 or 1997 fiscal years. Each of Eric J. Crown and Timothy A. Crown has agreed that he will not consent to an amendment of his employment agreement prior to the end of its stated term. Pursuant to their terms, both agreements will terminate on June 30, 1997. The Company may terminate the employee's employment without cause at any time upon the payment of severance benefits equal to six months of salary.

      Under the Company's 1994 Option Plan (the "Option Plan"), upon the occurrence of a merger or reorganization in which the Company is not the surviving corporation, outstanding options are required to be assumed by the surviving corporation or the holders of vested options are to be paid, in cash, the difference between the fair market value of the Company's Common Stock on the date of the merger or reorganization and the exercise price of the vested options. Options granted under a predecessor plan terminate upon the occurrence of a merger or certain forms of reorganization transactions in which the Company is not the surviving corporation unless provision is made for assumption of the options by the surviving corporation, provided that, where no provision is made for such assumption, the unvested portion of each outstanding option shall become exercisable prior to the applicable transaction.

COMPENSATION OF DIRECTORS

      Directors who are not employees of the Company receive a retainer of $1,000 per quarter plus $500 per meeting attended, plus reimbursement of reasonable expenses and certain formula-based stock option awards as described in the next paragraph. Directors who are employees of the Company do not receive compensation for their service as directors.

      Directors who are not employees of the Company ("nonemployee directors") are eligible to receive nonqualified stock options only pursuant to a formula grant provision of the Option Plan. The formula provided for an initial grant of options for 2,500 shares to each nonemployee director on the closing date of the Company's initial public offering. Commencing with the 1998 Annual Meeting of Stockholders, nonemployee directors will receive options for 1,500 shares each time they are elected for a three-year term on the board. Nonemployee directors initially elected to the board between annual meetings will receive options for 500 shares multiplied by the number of full and partial years of their initial terms. Options granted under the formula provision are exercisable for 10 years at the fair market value of the stock on the date of grant and vest at the rate of 500 options per year, subject to continued board service.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is charged with the responsibility of:

       (1) reviewing and approving the annual salary, bonus and other benefits, direct and indirect, including perquisites and personal benefits, to be paid or awarded to executive officers;

       (2) reviewing and recommending to the Board of Directors new compensation and stock plans and changes to existing plans; and

       (3) administering the incentive compensation plans, stock option and other stock-based plans, and other employee benefit plans of the Company and its subsidiaries.

The Committee currently is comprised of Larry A. Gunning and Robertson C. Jones, each of whom is an outside director.

COMPENSATION PHILOSOPHY

       The general philosophy of the Company's executive compensation program is to offer executive officers compensation that is competitive in the marketplace, but also is based upon the Company's performance and/or the employee's individual contribution and performance. The Company's executive compensation policies are intended to motivate and reward executives for long-term strategic management and the enhancement of stockholder value through cash payments (salary and bonus) and equity incentives (in the form of stock options). The ultimate goal of the Committee in its administration of the Company's executive compensation program is to ensure that the Company attracts and retains highly qualified managers through competitive salary and benefit programs and encourages extraordinary effort on the part of management through well-designed incentive opportunities.

BASE SALARY

       Executive officer base salaries for fiscal 1996 were set by the Committee during fiscal 1995. Base salaries for fiscal 1996 were maintained at the rate which had previously been established for fiscal 1995. Several factors were considered in determining each executive's base salary, primarily including compensation data for comparable companies in the Company's industry and compensation data for executives with comparable responsibilities in the Phoenix, Arizona metropolitan area, as derived primarily from published industry data and proxy statements of publicly-held companies. The Company did not utilize an independent consulting firm in formulating compensation decisions.

       Effective October 1, 1994 and in anticipation of the Company's initial public offering, each of Eric J. Crown, Chief Executive Officer, and Timothy A. Crown, President, entered into an employment agreement with the Company that provides for, among other things, a reduction of his annual base salary to $225,000 for the remainder of fiscal 1995 and for fiscal years 1996 and 1997, and further provides that no bonus will be paid to him for performance during those three fiscal years. Also, the annual base salary of Stanley Laybourne, Chief Financial Officer, was increased during fiscal 1996 from $125,000 to $150,000 based upon the Committee's appraisal of the contributions of Mr. Laybourne.

CASH BONUSES

       Traditionally, the Company has viewed cash bonuses for executive officers as an opportunity to tie a portion of an executive officer's compensation to the financial performance of the Company. As mentioned above, the employment agreements for the Chief Executive Officer and President specifically provide that no bonuses shall be paid to those officers for performance during fiscal years 1995, 1996 and 1997. Further, the Company did not pay bonuses to any of its executive officers during fiscal 1996, except for Branson M. Smith. Mr. Smith received a bonus of $500 as a result of being named the Company's Manager of the Year.

STOCK INCENTIVES

       In November 1994, the Company's Board of Directors adopted and the Company's private stockholders approved the 1994 Stock Option Plan (the "Option Plan") under which incentive stock options and nonqualified stock options may be granted to executive officers, other key employees, non-employee directors and consultants. Stock-based compensation is viewed as a critical incentive component of the Company's overall executive compensation program because it directly ties an executive's compensation to the value realized by the Company's owners -- its stockholders -- and because it permits the Company to recruit and retain top talent.

       During fiscal 1996, incentive stock options to purchase a total of 70,000 shares of Company Common Stock were granted to the Company's executive officers under the Option Plan. None of those options was granted to the Chief Executive Officer or President. With respect to the grants made to the other executive officers, the existing number of options held by each proposed optionee was considered, with a goal of increasing the equity incentive of the optionees.

       All of the options granted during fiscal 1996 to executive officers provide that one-third of the options vest on each of the first three anniversaries of the date of grant, provided the optionee is still an employee of the Company at that time. A staged vesting was employed in order to provide incentive for the Company's key executives to remain at the Company for at least three years following the date of option grant to promote continuity of the Company's previously successful management team. All of the options were granted with an exercise price equal to the market value of the Company's Common Stock at the close of trading on the date of grant, thus serving to focus the optionee's attention on managing the Company from the perspective of an owner with an equity stake in the business.

REPORT ON REPRICING OF OPTIONS

       In October 1995, the Committee approved stock option grants to several executive officers and other employees. The options were granted at the then fair market value of $20.00 with various vesting periods and expired 10 years after the grant date. In light of the significant decline in market value of the Company's common stock, the Committee decided to cancel those grants and exchange them for options granted January 2, 1996, at the then fair market value of $13.00. The options provide for various vesting periods and expire 10 years after the grant date.

       The following table sets forth information with respect to the repricing of options held by any executive officer during the last ten completed fiscal years.


                           TEN YEAR OPTION REPRICINGS

                                                                                                               LENGTH OF
                                       NUMBER OF                                                                ORIGINAL
                                      SECURITIES                                                              OPTION TERM
                                      UNDERLYING       MARKET PRICE OF     EXERCISE PRICE                     REMAINING AT
                                        OPTIONS       STOCK AT TIME OF       AT TIME OF           NEW           DATE OF
                                      REPRICED OR       REPRICING OR        REPRICING OR        EXERCISE      REPRICING OR
NAME                       DATE       AMENDED (#)         AMENDMENT           AMENDMENT          PRICE         AMENDMENT
----                       ----       -----------         ---------           ---------          -----         ---------
Stanley Laybourne         1/2/96        50,000             $13.00              $20.00            $13.00        117 Months

Branson M. Smith          1/2/96        20,000             $13.00              $20.00            $13.00        117 Months

Mark D. Fife              1/2/96        20,000             $13.00              $20.00            $13.00        117 Months


SECTION 162(m)

       Section 162(m) of the Internal Revenue Code limits, to one million dollars, the deductibility by a publicly held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee's intent to evaluate and, to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy, take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation. One of those conditions is that the performance goals under which the compensation is paid must be established by a committee comprised solely of two or more outside directors. The Committee believes that its current composition satisfies this requirement.


                             COMPENSATION COMMITTEE

                     Larry A. Gunning    Robertson C. Jones


                          STOCK PRICE PERFORMANCE GRAPH

       Set forth below is a graph comparing the percentage change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Composite Index and the Nasdaq Retail Trade Index for the period commencing January 24, 1995 (the date on which trading in the Company's Common Stock commenced) and ending June 30, 1996. The graph assumes that $100 was invested on January 24, 1995 in Company Common Stock and in each of the two Nasdaq indices, and that, as to such indices, dividends were reinvested. The Company has not, since its inception, paid any dividends on the Common Stock.

       Historical stock price performance shown on the graph is not necessarily indicative of future price performance.

                                                 Jan. 24, 1995      June 30, 1995      June 30, 1996
                                                 -------------      -------------      -------------
Insight Enterprises, Inc. Common Stock              $100.00            $149.40            $224.10

Nasdaq Stock Market U.S. Companies                  $100.00            $122.70            $157.60
(Market Index)

Nasdaq Retail Trade Stock (Peer Index)              $100.00            $111.30            $135.30

                                    PROPOSAL

                     AMENDMENT TO THE COMPANY'S CERTIFICATE
                   OF INCORPORATION TO INCREASE THE AUTHORIZED
              NUMBER OF SHARES OF COMMON STOCK AND PREFERRED STOCK

       The Company's Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock, $.01 par value, from 10,000,000 to 30,000,000 and of Preferred Stock, $.01 per value per share, from 1,000,000 to 3,000,000 (the "Proposed Amendment"). If the Company's stockholders approve the Proposed Amendment, the Company will be authorized to issue a total of 33,000,000 shares of capital stock: 30,000,000 shares of Common Stock and 3,000,000 shares of Preferred Stock.

       If the Company's stockholders approve the Proposed Amendment, it will become effective upon filing of the Company's Amended Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the Company's Amended Certificate of Incorporation reflecting the adoption of the Proposed Amendment is attached hereto as Exhibit A.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT

       The objective of the increase in the authorized number of shares of Common Stock and Preferred Stock is to ensure that the Company has sufficient shares available for business needs and activities as they arise. Such future activities may include, without limitation, effecting stock splits or dividends, effecting additional financings, providing equity incentives to employees, officers or directors or establishing strategic relationships with corporate partners. The additional shares also may be issued to acquire or invest in other businesses.

       On the Record Date, there were ____________ shares of Common Stock issued and outstanding. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending on the price paid for such additional shares, could result in dilution to the Company's current stockholders. If issued, the additional shares of Common Stock would have rights identical to the currently outstanding shares of Common Stock. Adoption of the Proposed Amendment would not affect the rights of the Company's current stockholders, except for effects incidental to authorizing an increase in the number of authorized shares of Common Stock.

       If the Company's stockholders approve the Proposed Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders. Current holders of Common Stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership level. Other than existing stock options and warrants, the Company currently has no commitments to issue additional shares of Common Stock, although it is continually exploring potential acquisitions and financing possibilities which could lead to the issuance of additional shares at any time.

       There currently are no shares of Preferred Stock outstanding. If the stockholders approve the Proposed Amendment, the Company would be authorized to issue 3,000,000 shares of undesignated Preferred Stock. The Board of Directors has the authority to issue the undesignated Preferred Stock in one or more series and to determine the power preferences and rights and the qualifications, limitations or restrictions granted to or imposed upon any wholly unissued series of undesignated Preferred Stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the stockholders. Shares of Preferred Stock so designated may have voting, conversion, liquidation preference, redemption, sinking fund provisions or other rights that are superior to those of the Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of and the voting and other rights of the holders of Common Stock. The Company has no present plans to issue any of the Preferred Stock.

       The Proposed Amendment requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting.

       As of the Record Date, the directors and executive officers of the Company beneficially owned 37% of the outstanding Common Stock. All of the directors and executive officers of the Company have indicated that they intend to vote for approval of the Proposed Amendment.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than 10% of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of these filing requirements were satisfied during the fiscal year ended June 30, 1996.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by (i) each person or entity known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group.

                                                                            SHARES OF COMMON STOCK
                                                                            BENEFICIALLY OWNED(2)
                                                                   ----------------------------------
NAME(1)                                                            NUMBER OF SHARES           PERCENT
-------                                                            ----------------           -------
Eric J. Crown                                                           984,129(3)              18.2%

Timothy A. Crown                                                        984,029                 18.2

Stanley Laybourne                                                        45,647(4)                *

Branson M. Smith                                                              0                   *

Larry A. Gunning                                                          5,250(5)                *

Robertson C. Jones                                                        1,000(5)                *

Mark D. Fife                                                                  0                   *

All directors and executive officers as a group (7 persons)           2,020,555(6)              37.0%

       ---------------
 *     Less than 1%

(1) The address of Messrs. Crown, Crown, Laybourne, Smith, Gunning, Jones and Fife is c/o Insight Enterprises, Inc., 1912 West Fourth Street, Tempe, Arizona 85281.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)    Includes 100 shares beneficially owned by Mr. Crown's spouse.

(4) Consists of 45,647 shares subject to options exercisable within 60 days of the Record Date.

(5) Includes 500 shares subject to options exercisable within 60 days of the Record Date.

(6) Includes 46,647 shares subject to options exercisable within 60 days of the Record Date.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

       Eric J. Crown and Timothy A. Crown each own 15% of the voting securities of Concentric Systems, Inc., a reseller of computer products. Concentric Systems, Inc. purchased $2,572,315, $2,383,655, and $3,590,000 of products from the Company, consisting primarily of computer hard disk drives, for the fiscal years 1996, 1995 and 1994, respectively. These products were sold to Concentric Systems, Inc. at an average mark-up of approximately one percent over the cost of such products to the Company in fiscal 1996 and approximately five percent over cost in fiscal 1995 and 1994.

       Commencing October 1993, the Company began leasing a parcel of vacant land owned by a corporation that is owned by Eric J. Crown and Timothy A. Crown pursuant to a month-to-month lease at a monthly rental rate of $3,500. The vacant land is adjacent to the Company's facilities and is used as an employee parking lot.

       The Company believes that all transactions it has entered into with affiliates are at arm's-length and on terms equivalent or similar to terms under which the Company would conduct business with unaffiliated third parties.


                     RELATIONSHIP WITH INDEPENDENT AUDITORS

       The principal independent accounting firm utilized by the Company during the fiscal year ended June 30, 1996, was KPMG Peat Marwick LLP, independent certified public accountants. KPMG Peat Marwick LLP has audited the Company's financial statements annually since 1988. It is presently contemplated that KPMG Peat Marwick LLP will be retained as the principal accounting firm to be utilized by the Company during the 1997 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting for the purpose of responding to appropriate questions and will be given the opportunity to make a statement if they desire to do so.


                              STOCKHOLDER PROPOSALS

       Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's Annual Meeting for the fiscal year ending June 30, 1997 must be received by the Company no later than July 30, 1997 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to the Secretary of the Company at 1912 West Fourth Street, Tempe, Arizona 85281.

                                  OTHER MATTERS

       The Company knows of no other matters to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares represented by the proxies as the Board of Directors may recommend.


       The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.


                                                 INSIGHT ENTERPRISES, INC.



November ___, 1996                               Stanley Laybourne
                                                 Secretary, Treasurer
                                                 and Chief Financial Officer

                                    EXHIBIT A

                          CERTIFICATE OF INCORPORATION

                                       OF

                            INSIGHT ENTERPRISES, INC.

                     (As amended through December 12, 1996)

       1. Name. The name of the Corporation is Insight Enterprises, Inc.

       2. Registered Office and Agent. The name and address of the registered office and registered agent of the Corporation is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware.

       3. Purpose. The purpose for which this Corporation is organized is the transaction of any or all lawful activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time ("GCL").

       4. Authorized Capital. The total number of shares of stock which the Corporation shall have authority to issue is 33,000,000 shares, consisting of 30,000,000 shares of common stock having a par value of $.01 per share (the "Common Stock") and 3,000,000 shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

       The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

       The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                  (a) The number of shares constituting that series and the distinctive designation of that series;

                  (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                  (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                  (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (h) Any other relative rights, preferences and limitations of that series.

       5. Classification and Terms of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than three directors nor more than nine directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the initial Class I directors shall terminate on the date of the 1995 annual meeting of stockholders; the terms of the initial Class II directors shall terminate on the date of the 1996 annual meeting of stockholders; and the terms of the initial Class III directors shall terminate on the date of the 1997 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1995, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining terms of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the whole Board of Directors, and any other vacancy may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

       Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article 4 applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article 5 unless expressly provided by such terms.

       6. Removal of Directors. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article 6 as one class.

       7. Election of Directors. Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide. Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the Bylaws of the Corporation.

       8. Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer, or the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors, or at the request in writing of stockholders owning twenty-five percent (25%) or more in amount of the capital stock issued and outstanding and entitled to vote. Special meetings of the stockholders may not be called by any other person or persons. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

       9. Special Voting Requirements.

                  (a) Except as set forth in Section B of this Article 9, the affirmative vote of the holders of two-thirds of the outstanding stock of the Corporation entitled to vote shall be required for:

                              (l) any merger or consolidation to which the
Corporation, or any of its subsidiaries, and an Interested Person (as hereinafter defined) are parties;

                              (2) any sale or other disposition by the
Corporation, or any of its subsidiaries, of all or substantially all of its assets to an Interested Person;

                              (3) any purchase or other acquisition by the
Corporation, or any of its subsidiaries, of all or substantially all of the assets or stock of an Interested Person; and

                              (4) any other transaction with an Interested
Person which requires the approval of the stockholders of the Corporation under the GCL, as in effect from time to time.

                  (b) The provisions of Section (a) of this Article 9 shall not be applicable to any transaction described therein if such transaction is approved by resolution of the Corporation's Board of Directors, provided that a majority of the members of the Board of Directors voting for the approval of such transaction are Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of the Corporation who is not the Interested Person, and not an affiliate, associate, representative or nominee of the Interested Person or of such an affiliate or associate, that is involved in the relevant transaction, and (A) was a member of the Board of Directors on November 9, 1994 or (B) was a member of the Board of Directors prior to the date that the person, firm or corporation, or any group thereof, with whom such transaction is proposed, became an Interested Person, or (C) whose initial election as a director of the Corporation succeeds a Continuing Director or is a newly created directorship, and in either case was recommended by a majority vote of the Continuing Directors then in office.

                  (c) As used in this Article 9, the term "Interested Person" shall mean any person, firm or corporation, or any group thereof, acting or intending to act in concert, including any person directly or indirectly controlling or controlled by or under direct or indirect common control with such person, firm or corporation or group, which owns of record or beneficially, directly or indirectly, five percent (5%) or more of any class of voting securities of the Corporation; except that the term "Interested Person" shall not mean or apply to a person, firm or corporation which owned of record or beneficially twenty-five percent (25%) or more of any class of voting securities of the Corporation at the effective time of the merger of Insight Enterprises, Inc., an Arizona corporation, into the Corporation.

       10. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article 10 shall apply to or have an effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

       11. Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized by majority vote of the whole Board of Directors to adopt, repeal, alter, amend or rescind the Bylaws of the Corporation. In addition, the Bylaws of the Corporation may be adopted, repealed, altered, amended, or rescinded by the affirmative vote of two-thirds of the outstanding stock of the Corporation entitled to vote thereon; provided, if the Continuing Directors, as defined in Article 9, shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

       12. Action by Consent of Stockholders. Any action required or permitted to be taken by the stockholders must be effected at a duly called and noticed annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

       13. Certificate. The Corporation specifically elects not to be governed by Section 203 of the GCL. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to the reservations in this Article 13; provided, however, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding stock of the Corporation entitled to vote thereon shall be required to alter, amend, or adopt any provision inconsistent with or repeal Articles 5, 6, 7, 8, 9, 10, 11, 12 and this Article 13; provided, if the Continuing Directors, as defined in Article 9, shall by a two-thirds favorable vote of such Continuing Directors have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of stock entitled to vote thereon, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

       14. Incorporator. The name and address of the sole incorporator is as follows:

               Eric J. Crown
               1912 West 4th Street
               Tempe, Arizona 85281

PROXY


                           INSIGHT ENTERPRISES, INC.
                      1996 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints ERIC J. CROWN and STANLEY LAYBOURNE, or any one of them acting in the absence of the other with full powers of substitution, the true and lawful attorneys and proxies of the undersigned to vote, as designated below, all shares of Common Stock of Insight Enterprises, Inc. (the "Company") which the undersigned is entitled to vote at the 1996 Annual Meeting of Stockholders of the Company to be held at Tempe Mission Palms, 60 East Fifth Street, Tempe, Arizona 85281, on Thursday, December 12, 1996 at 10:00 a.m. local time and at any and all adjournments or postponements thereof.

    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED ENVELOPE



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
                                                    Please mark your
                                                    vote as indicated   / x /
                                                    in this example

1.  Election of Two Class II Directors:
                                                          WITHHELD
    VOTE FOR nominees listed below             FOR         FOR ALL

          Larry A. Gunning                    /   /        /   /
         Robertson C. Jones

   WITHHELD FOR: (Write that nominee's
   name in the space provided below).

   -----------------------------------

2. To approve an amendment to the Company's       FOR    AGAINST    ABSTAIN
   Certificate of Incorporation increasing
   the number of authorized shares of Common     /   /    /   /      /   /
   Stock, $.01 par value, from 10,000,000 to 30,000,000 and of Preferred Stock, $.01 par value, from 1,000,000 to 3,000,000


   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF
   NO DIRECTION IS INDICATED, WILL BE VOTED FOR
   THE PROPOSED AMENDMENT TO THE COMPANY'S
   ARTICLES OF INCORPORATION, AND AS SAID
   PROXIES DEEM ADVISABLE ON SUCH OTHER
   MATTERS AS MAY COME BEFORE THE MEETING.



Signature                  Signature if held jointly              Date
         -----------------                          -------------      --------
Please sign exactly as your name appears. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title.
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